UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 16, 2021

(Date of earliest event reported)

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including Zip Code)

(302) 295-4840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on July 16, 2021, stockholders voted on the matters set forth below. Each issued common share was entitled to one vote on each of the proposals voted on at the meeting.

1.    The nominees for election to the Board were elected, each for a one-year term until the 2022 Annual Meeting of Stockholders, based upon the following votes:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE	TOTAL
Tudor Brown	620,677,512	15,649,046	602,014	84,024,066	720,952,638
Brad Buss	609,707,132	26,611,201	610,239	84,024,066	720,952,638
Edward Frank	616,623,254	19,684,071	621,247	84,024,066	720,952,638
Richard S. Hill	635,035,724	1,301,720	591,128	84,024,066	720,952,638
Marachel Knight	635,853,882	474,998	599,692	84,024,066	720,952,638
Bethany Mayer	597,098,518	39,251,816	578,238	84,024,066	720,952,638
Matthew J. Murphy	635,721,145	649,690	557,737	84,024,066	720,952,638
Michael Strachan	635,245,890	1,061,614	621,068	84,024,066	720,952,638
Robert E. Switz	613,649,580	22,652,560	626,432	84,024,066	720,952,638
Ford Tamer	634,757,481	1,564,798	606,293	84,024,066	720,952,638

2.    The proposal to approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers, was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE	TOTAL
567,687,244	64,766,671	4,474,657	84,024,066	720,952,638

3.    The proposal to approve the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending January 29, 2022, was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	TOTAL
719,477,073	1,073,751	401,814	720,952,638

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: July 20, 2021	By:	/s/ Jean Hu
Jean Hu
Chief Financial Officer